UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 26, 2007

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

600 Townsend Street

San Francisco, California 94103

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

ITEM 8.01 Other Events

SIGNATURES

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 26, 2007, Terry H. Carlitz and William F. Zuendt each informed the Board of Directors (the “Board”) of Advent Software, Inc. (the “Company”) that they will not stand for re-election at the Company’s 2007 Annual Meeting of Stockholders. Ms. Carlitz and Mr. Zuendt’s decisions not to stand for reelection were reached for personal reasons and were not the result of any disagreement with the Company on any matter related to its operations, policies or practices. Both Ms. Carlitz and Mr. Zuendt will continue to serve as directors through the date of the Company’s next Annual Meeting of Stockholders, which is currently scheduled to be held on May 16, 2007.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 26, 2007, the Board approved an amendment to section 5.3 of the bylaws to reduce the authorized number of directors from eight to six, effective as of the date of the 2007 Annual Meeting of Stockholders.

ITEM 8.01 Other Events

On February 26, 2007, the Board, upon recommendation of the Corporate Governance and Nominating Committee of the Board, approved the form and amount of revised equity awards automatically granted to non-employee directors. No changes were made in the cash compensation of directors.

Prior to such approval, non-employee directors were eligible to receive awards of (i) an initial one-time option grant to purchase 30,000 shares of Advent common stock upon joining the Board, which vests over four years with 25% of such shares vesting after one year of service and in equal monthly installments over the ensuing three years, and (ii) an annual option grant to purchase 12,000 shares of Advent common stock made on the date of the annual meeting of stockholders vesting in twelve equal monthly installments.

As approved, eligible non-employee directors will  now receive (i) upon joining the Board, an initial one-time grant of 21,000 shares of stock-settled stock appreciation rights (“SS-SAR”), which vest over four years with 25% of such shares vesting one year after date of grant and in equal monthly installments over the ensuing three years, and 4,500 shares of restricted stock units (“RSU”), which vest over four years with 50% of such shares vesting two years after date of grant and 50% vesting four years after the date of grant;  and (ii) annual grants of 8,400 shares of SS-SAR’s and 1,800 shares of RSU’s, which vest 100% one year after date of grant. A SS-SAR is the right to receive in shares of Advent common stock the appreciation in fair market value of common stock between the exercise date and the date of grant. The RSU’s will convert into an equivalent number of shares of Advent common stock upon vesting. Annual grants of SS-SARs and RSUs will continue to be made on the date of the annual meeting of stockholders, commencing with the 2007 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

By:	/s/ Graham V. Smith
Graham V. Smith
Executive Vice President,
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

Dated: March 2, 2007